UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 15, 2011
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (972) 490-9600
Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE
On September 15, 2011 Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that its Board of Directors:
a) declared a common stock dividend for the third quarter ending September 30, 2011, of $0.10 per diluted share, payable October 17, 2011, for shareholders of record on September 30, 2011.
b) declared a dividend for the third quarter ending September 30, 2011, of $0.5344 per diluted share, for the Company’s 8.55% Series A Cumulative Preferred Stock. This dividend is payable October 17, 2011, for shareholders of record on September 30, 2011.
c) declared a dividend for the third quarter ending September 30, 2011, of $0.5281 per diluted share, for the Company’s 8.45% Series D Cumulative Preferred Stock. This dividend is payable October 17, 2011, for shareholders of record on September 30, 2011.
d) declared a dividend for the third quarter ending September 30, 2011, of $0.5625 per diluted share, for the Company’s 9.00% Series E Cumulative Preferred Stock. This dividend is payable October 17, 2011, for shareholders of record on September 30, 2011.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number
99.1	Press Release of the Company, dated September 15, 2011, furnished under Item 7.01, announcing the declaration of dividends.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 15, 2011

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel